EXHIBIT 2

REGISTRATION RIGHTS AGREEMENT

by and among

HC2 HOLDINGS INC.

and the INVESTORS party hereto

Dated May 29, 2014

TABLE OF CONTENTS

Page

1.	Definitions	1

2.	Registration Rights	5

2.1	Demand and Shelf Registration	6

2.2	Company Registration	8

2.3	Underwriting Requirements	8

2.4	Obligations of the Company	10

2.5	Furnish Information	14

2.6	Expenses of Registration	14

2.7	Delay of Registration	14

2.8	Indemnification	15

2.9	Reports Under Exchange Act	17

2.10	Limitations on Subsequent Registration Rights	17

2.11	Market Stand-off Agreement	17

2.12	Termination of Registration Rights	18

3.	Miscellaneous	19

3.1	Successors and Assigns	19

3.2	Governing Law	19

3.3	Jurisdiction	19

3.4	Waiver of Jury Trial	20

3.5	Counterparts	20

3.6	Titles and Subtitles	20

3.7	Notices	21

3.8	Amendments and Waivers	21

3.9	Severability	22

3.10	Aggregation of Stock	22

3.11	Additional Investor	22

3.12	Entire Agreement	22

Schedule A                      -           Investors

Exhibit A                      -           Form of Joinder

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of the 29th day of May, 2014, by and among HC2 Holdings Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto (each of which is referred to in this Agreement as an “Investor”).

RECITALS

WHEREAS, the Company and the Investors are parties to the Securities Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) pursuant to which the Company has issued and sold to the Investors shares of Series A Convertible Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) and Common Stock (as defined below).  The Preferred Stock is convertible into shares of Common Stock of the Company in accordance with the terms of the certificate of designation of the terms of the Preferred Stock, dated as of the date hereof (the “Certificate of Designation”).

WHEREAS, the parties hereto desire to provide for, among other things, the grant of registration rights with respect to the the Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herin and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.For purposes of this Agreement:

1.1           “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person.

1.2           “Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

1.3           “Board of Directors” means the board of directors of the Company (or any duly authorized committee thereof).

1.4           “Certificate of Designation” has the meaning set forth in the Recitals.

1.5           “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.6           “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus, free writing prospectus prepared by a Holder or the Company, as applicable, or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of this Agreement, the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.7           “Demand Notice” has the meaning set for in Subsection 2.1.

1.8           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9           “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

 “FINRA” means the Financial Industry Regulatory Authority.

1.11           “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.12           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.13           "Hedging Counterparty" means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

1.14           "Hedging Transaction" means any transaction involving a security linked to Registrable Securities or any security that would be deemed to be a "derivative security" (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to Registrable Securities or transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction.  For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(a)
transactions by a Holder in which a Hedging Counterparty engages in short sales of securities of the same class as Registrable Securities pursuant to a Prospectus and may use Registrable Securities to close out its short position;

(b)	transactions pursuant to which a Holder sells short securities of the same class as Registrable Securities pursuant to a Prospectus and delivers Registrable Securities to close out its short position;

(c)
transactions by a Holder in which the Holder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a Prospectus or an exemption from registration under the Securities Act; and

(d)
a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares, in each case, in a public transaction pursuant to a Prospectus.

1.15           “Holdback Period” has the meaning set forth in Section 2.11.

1.16           “Holdback Extension” has the meaning set forth in Section 2.11.

1.17           “Holders” means any Investor and any other holder of Registrable Securities who is a party to this Agreement.

1.18           “HRG” means Harbinger Group Inc., a Delaware corporation.

1.19           “Hudson Bay Investors” means those investors listed under the heading “Hudson Bay Investors” on Schedule A.

1.20           “Hudson Bay Registrable Securities” means, as of any date, the Registrable Securities held by the Hudson Bay Investors or their successors and assigns on such date.

1.21           “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.22           “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.23           “Majority Hudson Bay Investors” means, as of any date, the Holders of a majority of the Hudson Bay Registrable Securities on such date.

1.24           “Majority PECM Investors” means, as of any date, the Holders of a majority of the PECM Registrable Securities on such date.

1.25           “Other Requesting Holders” has the meaning set forth in Subsection 2.4(a).

1.26           “PECM Investors” means those investors listed under the heading “PECM Investors” on Schedule A.

1.27           “PECM Registrable Securities” means, as of any date, the Registrable Securities held by the PECM Investors or their successors and assigns on such date.

1.28           “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.29           “Preferred Stock” has the meaning set forth in the Recitals.

1.30           “Prospectus” means the prospectus related to any Registration Statement (whether preliminary or final or any prospectus supplement, including, without limitation, a prospectus or prospectus supplement that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415, 424, 430A, 430B or 430C under the Securities Act, as amended or supplemented by any amendment or prospectus supplement), including post-effective amendments, and all materials incorporated by reference in such prospectus.

1.31           “Purchase Agreement” has the meaning set forth in the Recitals.

1.32           “Registrable Securities” means (i) any shares of Common Stock acquired pursuant to the Purchase Agreement; (ii) any shares of Common Stock otherwise acquired from time to time by a Holder or any permitted transferee hereunder; (iii) any and all shares of Common Stock or other securities issuable or issued upon conversion of the Preferred Stock or issued or issable upon the conversion of any other securities beneficially owned by a Holder; and (iv) shares of Common Stock issued as a dividend or distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i) through (iii) above or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, that Registrable Securities held by any Holder will cease to be Registrable Securities, when they have been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction (including pursuant to Rule 144 of the Securities Act), or (B) sold in a transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

1.33           “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.34           “Registration Statement” means any registration statement filed pursuant to the Securities Act.

1.35           “SEC” means the Securities and Exchange Commission.

1.36           “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.37           “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.38           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.39           “Selling Holder Counsel” has the meaning set forth in Subsection 2.6.

1.40           “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.41           “Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act.

1.42           “Shelf Registration Statement” has the meaning set forth in Subsection 2.1(b) hereof.

1.43           “Suspension Period” has the meaning set forth in Subsection 2.1(d).

1.44           “Underwriter” means the underwriter, placement agent or other similar intermediary participating in an Underwriting.

1.45           “Underwriting” of securities means a public offering of securities registered under the Securities Act in which an underwriter, placement agent or other similar intermediary participates in the distribution of such securities.

1.46           “Underwritten Takedown” means an underwritten offering takedown to be conducted by one or more Holders in accordance with Section 2.3(b).

2.           Registration Rights.  The Company covenants and agrees as follows:

2.1           Demand and Shelf Registration.

    (a)    Form S-1 Demand.  If at any time after the fiftieth (50th) day following the date hereof, the Company receives a request from a Holder or Holders of Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to any outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (x) within two (2) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within five (5) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.  No Holder shall delver a Demand Notice under this Section 2.1(a) at any time when a Shelf Registration Statement covering such Holder’s Registrable Securities is effective and available for use in connection with a resale of such Registrable Securities.  The Company shall not be required to file a Form S-1 registration statement under this Section 2.1(a) if it is then eligible to use Form S-3 for secondary offerings of Registrable and it advises the Initiating Holders that it is preparing a Shelf Registration Statement in accordance with the first sentence of Section 2.1(b)(i).

   (b)   Shelf Registration.

   (i)   Within twenty (20) days after the date on which the Company is eligible to use a Form S-3 registration statement for secondary offerings of Registrable Securities (but in no event prior to the eightieth (80th) day following the date hereof) and for so long as there are Registrable Securities outstanding, the Company shall use its reasonable best efforts to ensure that the Company shall at all times have and maintain an effective Registration Statement for a Shelf Registration covering the resale of all of the Registrable Securities requested to be included by any Holder, on a delayed or continuous basis (the “Shelf Registration Statement”).  The Company shall give written notice of the filing of any Shelf Registration Statement at least fifteen (15) days prior to filing such Shelf Registration Statement to all Holders of Registrable Securities and shall, upon receipt of a request from any Holder, include in such Shelf Registration Statement all Registrable Securities of each requesting Holder.  The Company shall use its reasonable best efforts to maintain the effectiveness of such Shelf Registration Statement in accordance with the terms hereof.  The “Plan of Distribution” section of such Shelf Registration Statement shall permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, Hedging Transactions, distributions to stockholders, partners or members of such Holders and sales not involving a public offering.

    (ii)    From and after the date that the Shelf Registration Statement is initially effective, as promptly as is practicable after receipt of a request from a Holder, and in any event within (x) ten (10) days after the date such request is received by the Company or (y) if a request is so received during a Suspension Period, five (5) days after the expiration of such Suspension Period, the Company shall take all necessary action to cause the requesting Holder to be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus in connection with sales of such Registrable Securities to the purchasers thereof in accordance with applicable law, which action may include:  (A) if required by applicable law, filing with the Commission a post-effective amendment to the Shelf Registration Statement; (B) preparing and, if required by applicable law, filing a supplement or supplements to the related Prospectus or a supplement or amendment to any document incorporated therein by reference; (C) filing any other required document; or (D)  with respect to a post-effective amendment to the Shelf Registration Statement that is not automatically effective, using its reasonable best efforts to cause such post-effective amendment to be declared or to otherwise become effective under the Securities Act as promptly as is practicable; provided that: (A) the Company may delay such filing until the date that is twenty (20) days after any prior such filing; (B) if the Shelf Registration Statement is not an Automatic Shelf Registration Statement and the Company has already made such a filing during the calendar quarter in which such filing would otherwise be required to be made, the Company may delay such filing until the tenth (10th) day of the following calendar quarter; and (C) if such request is delivered during a Suspension Period, the Company shall so inform the Holder delivering such request and shall take the actions set forth above upon expiration of the Suspension Period in accordance with Subsection 2.1(d).

    (c)   Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1(a) a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors, after consultation with counsel, it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) be expected to have a material adverse effect on any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than forty five (45) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such forty five (45) day period other than an Excluded Registration.

    (d)   Suspension Periods.  Upon written notice to the Holders of Registrable Securities, (x) the Company shall be entitled to suspend, for a period of time, the use of any Registration Statement or Prospectus if the Board of Directors determines in its good faith judgment, after consultation with counsel, that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or Prospectus not misleading and (y) the Company shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if the Board of Directors determines in its good faith judgment, after consultation with counsel, that such amendment or supplement would reasonably be expected to have a material adverse effect on any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction, in each case that is material to the Company (in case of each clause (x) and (y), a “Suspension Period”); provided that (A) the duration of all Suspension Periods may not exceed one hundred and twenty (120) days in the aggregate in any 12-month period and (B) the Company shall use its commercially reasonable efforts to amend or supplement the Registration Statement and/or Prospectus to correct such untrue statement or omission as soon as reasonably practicable, but in no event shall any single suspension period exceed forty five (45) days.

    (e)   The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) during the period ending ninety (90) days after the effective date of, another registration by the Company, including a Company-initiated registration, in each case, in which Holders were entitled to include Registrable Securities in accordance with Section 2.2.  A registration shall not be counted as “effected” for purposes of this Subsection 2.1(e) until such time as the applicable registration statement has been declared effective by the SEC; provided, however, if the Initiating Holders withdraw their request for such registration and elect to pay the registration expenses therefor, such withdrawn registration statement shall not be counted as “effected” for purposes of this Subsection 2.1(e).

2.2           Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder written notice of such Registration.  In the case of a takedown offering under a Shelf Registration, the Company shall give each Holder notice of such registration not less than five (5) days prior to the expected date of commencement of marketing efforts for such takedown.  Upon the request of each Holder given within two (2) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be included all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3           Underwriting Requirements.

    (a)   If, pursuant to Subsection 2.1(a), the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an Underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice.  The managing Underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Company.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such Underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such Underwriting shall (together with the Company as provided in Subsection 2.4(n)) enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwriting.  Notwithstanding any other provision of this Subsection 2.3, if the managing Underwriter(s) advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that shall be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities proposed by each Holder to be included in the registration or in such other proportion as shall mutually be agreed to in writing by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities to be sold by persons who are not Holders are first entirely excluded from the underwriting.

    (b)   Shelf Underwritten Takedown.

    (i)    At any time after the Company has an effective shelf registration one or more Holders of outstanding Registrable Securities may request that the Company effect an underwritten takedown under the Shelf Registration Statement of at least $5 million in Registrable Securities, based on the closing market price on the trading day immediately prior to the initial request of such requesting Holders.  Within five (5) days of receipt of such request, the Company shall notify all other Holders whose Registrable Securities are included in such Shelf Registration Statement of such request and shall (except as provided in clause (iii) below) include in such Underwritten Takedown all Registrable Securities requested to be included therein by Holders who respond within five (5) days of the Company’s notification described above.

    (ii)    For any Underwritten Takedown from a Shelf Registration Statement, the managing underwriter or underwriters shall be selected by the Holders participating in such offering holding a majority of the Registrable Securities to be disposed of pursuant to such offering and shall be reasonably acceptable to the Company.

    (iii)    If the managing underwriter or underwriters for the Underwritten Takedown advise the Company that in their reasonable opinion the number of securities requested to be included in such underwritten offering takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Initiating Holders, the Company shall include in such Underwritten Takedown the number which can be so sold in the following order of priority: (A) first, the securities requested to be included by the Holders (pro rata among the Holders of such securities on the basis of the number of securities requested to be included therein by each such holder), (B) second, the securities requested to be included in such Underwritten Takedown by holders exercising piggyback registration rights (pro rata among the holders of such securities on the basis of the number of securities requested to be included therein by each such holder), (C)  third, the securities the Company proposes to sell, and (D) fourth, other securities requested to be included in such Underwritten Takedown (pro rata among the holders of such securities on the basis of the number of securities requested to be included therein by each such holder).

    (iv)    The Company shall not be required to effect an Underwritten Takedown more than once in any six (6) month period.

   (c)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) to the number of Registrable Securities proposed by each Holder to be included in the registration or in such other proportions as shall mutually be agreed to in writing by all such selling Holders.  Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering. For purposes of the provision in this Subsection 2.3(c) and Sections 2.3(a) and 2.3(b)(iii) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

    (d)    For purposes of Subsection 2.1 and 2.3(b), a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than seventy-five percent (75%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4           Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

    (a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended in accordance with Section 2.1(b) until all such Registrable Securities are sold;

    (b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

    (c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

    (d)    provide counsel to the Holders a reasonable opportunity to review and comment upon any Registration Statement and any Prospectus supplements;

    (e)    if requested by any participating Holder, promptly include in a Prospectus supplement or amendment such information as the Holder may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

    (f)    use its commercially reasonable efforts to register and qualify, or obtain an exemption from registration or qualification for the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

    (g)    in the case of certificated Registrable Securities, cooperate with the participating Holders of Registrable Securities and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities sold pursuant to a Shelf Registration Statement;

    (h)    in the case of an underwritten offering, use its commercially reasonable efforts to obtain a “comfort” letter or letters, dated as of such date or dates as the managing underwriters reasonably requests, from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “comfort” letters as any managing underwriter reasonably requests;

    (i)    in the case of a underwritten offering, furnish, at the request of any managing underwriter for such offering an opinion with respect to legal matters and a negative assurance letter with respect to disclosure matters, dated as of each closing date of such offering of counsel representing the Company for the purposes of such registration, addressed to the underwriters, covering such matters with respect to the registration in respect of which such opinion and letter are being delivered as the underwriters, may reasonably request and are customarily included in such opinions and negative assurance letters;

    (j)    in the case of an underwritten offering, furnish, at the request of any managing underwriter for such offering an opinion with respect to legal matters and a negative assurance letter with respect to disclosure matters, dated as of each closing date of such offering of counsel representing the Company for the purposes of such registration, addressed to the underwriters, covering such matters with respect to the registration in respect of which such opinion and letter are being delivered as the underwriters, may reasonably request and are customarily included in such opinions and negative assurance letters;

    (k)    in the case of an underwritten offering, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is (A) required or requested by FINRA in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) relating to the resale of Registrable Securities pursuant to the Shelf Registration Statement, including, without limitation, information provided to FINRA through its COBRADesk system or (B) required to be retained in accordance with the rules and regulations of FINRA;

    (l)    if requested by the managing underwriters, if any, or by any Holder of Registrable Securities being sold in an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriters, if any, or such Holders indicate relates to them or that they reasonably request be included therein and make appropriate members of management available to meeting with potential inestors in the offering;

    (m)    cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities, as may be reasonably necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

    (n)    in the event of any underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

    (o)    in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its commercially reasonable efforts promptly to (i) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (ii) obtain, at the earliest practicable date, the withdrawal of any order suspending or preventing the use of any related Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction;

    (p)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

    (q)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

    (r)   promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all oral or written information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

    (s)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

    (t)    notify each selling Holder at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act: (i) as promptly as practicable upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement, the Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, or document, and, at the request of any such Holder and subject to the Company’s ability to declare Suspension Periods pursuant to Section 2.1(d), the Company shall promptly prepare a supplement or amendment to such Prospectus, furnish a reasonable number of copies of such supplement or amendment to each such seller of such Registrable Securities, and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (ii) as promptly as practicable after the Company becomes aware of any request by the SEC or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus covering Registrable Securities or for additional information relating thereto, (iii) as promptly as practicable after the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (iv) as promptly as practicable after the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

    (u)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5           Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6           Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for each of the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration); provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses.  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7           Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8           Indemnification.  If any Registrable Securities are included in a Registration Statement under this Section 2:

    (a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

    (b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the Registration Statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the related offering received by such Holder (net of any Selling Expenses paid by such Holder).

    (c)    Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one  separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

    (d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the related offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

    (e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control between the parties to such agreement.

    (f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9           Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

    (a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

    (b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company is subject to such reporting requirements); and

    (c)   furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10           Limitations on Subsequent Registration Rights.  Subject to Section 3.11, from and after the date of this Agreement, the Company shall not, without the prior written consent of the Majority Hudson Bay Investors and the Majority PECM Investors and the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include securities in any registration on other than a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include.

2.11           Market Stand-off Agreement.  Each Holder and the Company hereby agree that it will not, without the prior written consent of the managing underwriter, in connection with an underwritten offering pursuant to Section 2.2 by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, during the period commencing on the date of the final prospectus relating to and ending on the date specified by the Company and the managing underwriter (such period not to exceed ninety (90) days (the “Holdback Period”)), effect any sale or distribution of equity securities of the Company, as applicable, or any securities convertible into or exchangeable or excercisble for such securities.  If (x) the Company issues an earnings release or other material news or a material event relating to the Company and its subsidiaries occurs during the last 17 days of the Holdback Period or (y) prior to the expiration of the Holdback Period, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of the Holdback Period, then to the extent necessary for a managing or co-managing underwriter of an underwritten offering required hereunder to comply with FINRA Rule 2711(f)(4) or any successor regulation, the Holdback Period shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be (such period the “Holdback Extension”).  The Company may impose stop-transfer instructions with respect to its securities that are subject to the forgoing restriction until the end of such period, including any period of Holdback Extension. The foregoing provisions of this Subsection 2.11  shall (i) not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, (ii) shall be applicable to the Holders only if all officers and directors are subject to substantially the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than five percent (5%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) and (iii) shall be applicable to the Holders only if the Company has complied with its obligations under Section 2 and has included at least 75% of the Registered Securities requested by such Holders in such underwritten offering. The underwriters in connection with such underwritten offering are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such underwritten offering that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.

2.12           Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon when all shares of such Holder’s that were Registrable Securities cease to be Registrable Securities, provided that the indemnification provisions of Subsection 2.8 shall survive such termination.

2.13   Hedging Transactions.

    (i)           The Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of counsel to the Holders’ it is necessary or desirable to register under the Securities Act such Hedging Transaction or sales or transfers (whether short or long) of securities of the same class as the Registrable Securities in connection therewith, then the Company shall use its reasonable best efforts to take such actions (which may include, among other things, the filing of a post-effective amendment to a Registration Statement to include additional or changed information that is material or is otherwise required to be disclosed, including a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution) as may reasonably be required to register such Hedging Transaction or sales or transfers of securities of the same class as the Registrable Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder with respect to the registration of Registrable Securities.  Any information provided by the Holders regarding the Hedging Transaction that is included in a Registration Statement, Prospectus or other document pursuant to this Section 2.13 shall be deemed to be information provided by the Holders selling Registrable Securities pursuant to such Registration Statement for purposes of Section 2.8.

    (ii)    All Registration Statements in which Holders may include Registrable Securities under this Agreement shall be subject to the provisions of this Section 2.13, and the registration of securities of the same class as the Registrable Securities thereunder pursuant to this Section 2.13 shall be subject to the provisions of this Agreement applicable to any such Registration Statements; provided, however, that the selection of any Hedging Counterparty shall in the sole discretion of the Holders of a majority of the Registrable Securities subject to the Hedging Transaction that are proposed to be included in such Registration Statement.

    (iii)    If in connection with a Hedging Transaction, a Hedging Counterparty or any affiliate thereof is (or may be considered under applicable SEC guidance) an underwriter or selling stockholder, then it shall, if requested by the relevant Holder, be required to provide customary indemnities to the Company regarding the plan of distribution and like matters.

    (iv)           The Company further agrees to include, under the caption “Plan of Distribution” (or the equivalent caption), in each Registration Statement, and any related Prospectus (to the extent such inclusion is permitted under applicable Commission regulations and is consistent with comments received from the Commission during any Commission review of the Registration Statement), such disclosure as is mutually agreed upon by the Company, the relevant Holders and the Hedging Counterparty describing such Hedging Transaction.

3.           Miscellaneous.

3.1           Successors and Assigns.  This Agreement shall inure, as hereinafter provided, to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including each person who is a transferee of a Holder of any Registrable Securities, who executes a Joinder in the form attached as Annex A hereto, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Certificate of Designation, applicable law and any applicable agreement.  If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to and benefit from all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

3.2           Governing Law.This Agreement shall be governed by the internal law of the State of New York.

3.3           Jurisdiction.  Any action or proceeding against any party hereto relating in any way to this Agreement or the transactions contemplated hereby may be brought and enforced in any United States federal court or New York State Court located in the Borough of Manhattan in The City of New York, and each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the jurisdiction of each such court in respect of any such action or proceeding.  Each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such person or entity at the address for such person or entity set forth in Section 3.7 hereof of this Agreement or such other address such person or entity shall notify the other in writing.  The foregoing shall not limit the right of any person or entity to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.

Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Agreement or the transactions contemplated hereby in any court located in the Borough of Manhattan in The City of New York.  Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any claim that a court located in the State of New York is not a convenient forum for any such action or proceeding.

Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives, to the fullest extent permitted by applicable United States federal and state law, all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which he might otherwise be entitled in any action or proceeding relating in any way to this Agreement or the transactions contemplated hereby in the courts of the State of New York, of the United States or of any other country or jurisdiction, and hereby waives any right he might otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

3.4           Waiver of Jury Trial.  EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

3.5           Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.6           Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.7           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopy, electronic transmission, courier service or personal delivery:

(a)	If to the Company:

Suite 150
460 Herndon Parkway
Herndon, VA 20170
Telecopy: (703) 650-4295
Attention: Andrea L. Mancuso, General Counsel

With a copy to (which shall not constitute notice hereunder):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telecopy: (212) 492-0105
Attention: Jeffery D. Marell

(b)	If to any Holder, at its address as it appears on Exhibit A, or at the Holder's address as it appears in the records of the Company if updated after the execution of this Agreement.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied or electronically transmitted.  Any party may by notice given in accordance with this Section 3.7 designate another address or Person for receipt of notices hereunder.  If the due date for any notice is a day that is not a business day for commercial banks in the City of New York, then such notice shall be considered timely delivered if it is delivered by the end of the following such business day.

3.8           Amendments and Waivers. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained a written consent to such amendment, action or omission to act of the the Hudson Bay Majority Investors and the PECM Majority Investors and the Holders of at least a majority of the Registrable Securities then outstanding, provided however, that any modification, alteration, waiver or change that has a disproportionate and adverse effect on any right of any Holder or any person named in Section 3.11 to the extent he or it has not yet become a party to this Agreement pursuant to Section 3.11 under this Agreement shall not be effective against such Holder without the prior written consent of such Holder.

No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.  The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

3.9           Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.10           Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

3.11           Additional Investor.  Notwithstanding anything to the contrary contained herein, each of Philip A Falcone and HRG may become a party to this Agreement by executing and delivering a joinder to this Agreement in the form attached hereto as Exhibit A, and thereafter shall be deemed an “Investor” for all purposes hereunder.  No action or consent by the Investors shall be required for such joinder to this Agreement by HRG, so long as HRG has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

3.12           Entire Agreement.  This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HC2 HOLDINGS INC.

By:   /s/ Mesfin Demise

Name:  Mesfin Demise

Title:  Chief Financial Officer

INVESTORS:

HUDSON BAY ABSOLUTE RETURN
CREDIT OPPORTUNITIES MASTER FUND LTD.

By:   /s/ Marc Sole

Name:  Marc Sole

Title:  Authorized Signatory

DEBT FUND III L.P.

By:   /s/ Bryan Martoken

Name:  Bryan Martoken

Title:  CFO - Capital Markets Group

PROVIDENCE DEBT FUND III MASTER (NON-US) L.P.

By: /s/ Bryan Martoken

Name: Bryan Martoken

Title: CFO - Capital Markets Group

PECM STRATEGIC FUNDING L.P.

By:  PECM Strategic Funding GP L.P., its general partner

By:  PECM Strategic Fund ing GP Ltd., its general partner

By: /s/ Bryan Martoken

Name: Bryan Martoken

Title: CFO - Capital Markets Group

BENEFIT STREET PARTNERS SMA LM L.P.

By: /s/ Bryan Martoken

Name: Bryan Martoken

Title: CFO - Capital Markets Group

DG VALUE PARTNERS, LP

By: DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin

Name: Dov Gertzulin

Title: Managing Member

DG VALUE PARTNERS II MASTER FUND, LP

By: DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin

Name: Dov Gertzulin

Title: Managing Member

SPECIAL SITUATIONS, LLC

By: DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

SPECIAL SITUATIONS X, LLC

By: DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin

Name: Dov Gertzulin

Title: Managing Member

DG CREDIT OPPORTUNITIES, LP

By: DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin

Name: Dov Gertzulin

Title: Managing Member

SCHEDULE A

Investors

Hudson Bay Investors

HUDSON BAY ABSOLUTE RETURN CREDIT OPPORTUNITIES MASTER FUND LTD.

PECM Investors

PROVIDENCE DEBT FUND III L.P.

PROVIDENCE DEBT FUND III MASTER (NON-US) L.P.

PECM STRATEGIC FUNDING L.P.

BENEFITS STREET PARTNERS SMA LM L.P.

DG Investors

DG VALUE PARTNERS, LP

DG VALUE PARTNERS II MASTER FUND, LP

SPECIAL SITUATIONS, LLC

SPECIAL SITUATIONS X, LLC

DG CREDIT OPPORTUNITIES, LP

EXHIBIT A

FORM OF JOINDER

THIS JOINDER is made on this ___ day of _______________, _______

BETWEEN

(1)            _____________________ (the “New Party”);

AND

(2) THE INVESTORS

(collectively, the “Current Parties” and individually, a “Current Party”);

AND

(3) HC2 HOLDINGS INC., (the “Company”).

WHEREAS a Registration Rights Agreement was entered into on May [ ], 2014 by and among, inter alia, certain of the Current Parties and the Company (the “Registration Rights Agreement”), a copy of which the New Party hereby confirms that it has been supplied with and acknowledges the terms therein.

NOW IT IS AGREED as follows:

1. In this Joinder, unless the context otherwise requires, words and expressions respectively defined or construed in the Registration Rights Agreement shall have the same meanings when used or referred to herein.

2. The New Party hereby accedes to and ratifies the Registration Rights Agreement and covenants and agrees with the Current Parties and the Company to be bound by the terms of the Registration Rights Agreement as an “Investor” and to duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by it under or by virtue of the Registration Rights Agreement in all respects as if named as a party therein.

3. The Company covenants and agrees that the New Party shall be entitled to all the benefits of the terms and conditions of the Registration Rights Agreement to the intent and effect that the New Party shall be deemed, with effect from the date on which the New Party executes this Joinder, to be a party to the Registration Rights Agreement as an “Investor.”

4. This Joinder shall hereafter be read and construed in conjunction and as one document with the Registration Rights Agreement and references in the Registration Rights Agreement to “the Agreement” or “this Agreement,” and references in all other instruments and documents executed thereunder or pursuant thereto to the Registration Rights Agreement, shall for all purposes refer to the Registration Rights Agreement incorporating and as supplemented by this Joinder.

5. THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

6. Any action or proceeding against any party hereto relating in any way to this Joinder or the transactions contemplated hereby may be brought and enforced in any United States federal court or New York State Court located in the Borough of Manhattan in The City of New York, and each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the jurisdiction of each such court in respect of any such action or proceeding.  Each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such person or entity at the address for such person or entity set forth in Section 3.7 of the Registration Rights Agreement or such other address such person or entity shall notify the other in writing.  The foregoing shall not limit the right of any person or entity to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.

7. Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Joinder or the transactions contemplated hereby in any court located in the Borough of Manhattan in The City of New York.  Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any claim that a court located in the State of New York is not a convenient forum for any such action or proceeding.

8. Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives, to the fullest extent permitted by applicable United States federal and state law, all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which he might otherwise be entitled in any action or proceeding relating in any way to this Joinder or the transactions contemplated hereby in the courts of the State of New York, of the United States or of any other country or jurisdiction, and hereby waives any right he might otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

9. The address of the undersigned for purposes of all notices under the Registration Rights Agreement is:     ______________________________________

                            ______________________________________

                [NEW PARTY]

                By: ______________________________________

                Name:

                Title: